Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Front Yard Residential Corporation Reports Third Quarter 2018 Results

CHRISTIANSTED, U.S. Virgin Islands, November 7, 2018 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced its financial and operating results for the third quarter of 2018.

Third Quarter 2018 Highlights and Recent Developments

•	Acquired property manager HavenBrook Partners, LLC (“HavenBrook”) and the 3,236 affordable single-family rental (“SFR”) homes managed by HavenBrook, growing portfolio to approximately 15,000 homes.

•
Transition of ASPS-managed homes to HavenBrook platform to be completed ahead of schedule: 2,245 homes were transferred by October 31, 2018 and the remaining 1,815 homes will be moved by the end of November 2018.

•	Following this transition, approximately 7,300 homes will be internally managed.

•	Rental revenues of $48.3 million increased by 18% sequentially and by 47% compared to the third quarter of 2017.

•	Third quarter 2018 GAAP results include $25.2 million of one-time acquisition and integration costs.[1]

•	Full-company Core Funds from Operations per diluted share was $0.05 for the third quarter of 2018.[2]

•	Stabilized Rental Core Net Operating Income Margin was 63%.[2]

•	94% of stabilized rentals were leased at September 30, 2018.

•	133 remaining legacy REOs, down 30% from 190 at June 30, 2018 and 73% from 490 at December 31, 2017.

•	Obtained $508.7 million of 10-year, fixed rate financing as part of Freddie Mac's affordable SFR pilot program in connection with the HavenBrook acquisition.

•	Capped $172.4 million of financing on October 16, 2018, bringing fixed-rate or capped financing of total debt to 88% with a weighted average maturity of five years.

“We are ahead of schedule on our plan to internalize property management, and our stabilized rental operating metrics remained strong despite the costs associated with the integration of HavenBrook,” stated George Ellison. “As we continue this key transition, we are focused on enhancing the efficiency of our portfolio while providing excellent service to the families living in our homes. Combined with the continued optimization of our financing, we anticipate that our internalization of property management will strengthen our operations, improve our expense structure over time and unlock significant value for our shareholders.”
________________

[1]	Includes $18.0 million recognized in connection with the August 8, 2018 amendment to the Master Services Agreement with Altisource S.à r.l.

[2]
Core Funds from Operations and Stabilized Rental Core Net Operating Income Margin are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to GAAP net loss.

Third Quarter 2018 Financial Results

GAAP net loss for the third quarter of 2018 was $47.9 million, or $0.89 per diluted share, compared to a net loss of $42.9 million, or $0.80 per diluted share, for the third quarter of 2017. GAAP net loss for the nine months ended September 30, 2018 was $96.6 million, or $1.81 per diluted share, compared to a net loss of $148.0 million, or $2.77 per diluted share, for the nine months ended September 30, 2017.

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, November 7, 2018, at 8:30 a.m. Eastern Time to discuss its financial results for the third quarter of 2018. The live audio webcast of the conference call and an accompanying supplemental investor presentation can be accessed on Front Yard’s website at www.frontyardresidential.com by clicking on the “Investors” link.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company's ability to integrate newly acquired rental assets into the portfolio; the ability to successfully and efficiently integrate and operate the Company’s newly acquired property manager or effectively perform the property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; the Company’s ability to acquire single-family rental properties generating attractive returns; the Company’s ability to sell non-rental real estate assets on favorable terms or at all; the Company’s ability to predict costs; the Company’s ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; the Company’s ability to obtain and access financing arrangements on favorable terms or at all; the Company’s ability to deploy the net proceeds from financings or asset sales to acquire target assets in a timely manner or at all; the Company's ability to maintain adequate liquidity and meet the requirements under its financing arrangements; the Company’s ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of external property managers to effectively perform their obligations under their agreements with the Company; the Company's failure to qualify or maintain qualification as a REIT; the Company’s failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Front Yard Residential Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenues:
Rental revenues	$48,313	$32,960	$128,984	$88,680
Change in unrealized gain on mortgage loans	—	(28,128)	—	(157,817)
Net realized (loss) gain on mortgage loans	—	(2,700)	—	73,077
Net realized gain on sales of real estate	—	21,369	—	62,132
Interest income	—	164	—	341
Total revenues	48,313	23,665	128,984	66,413
Expenses:
Residential property operating expenses	17,269	15,236	45,372	48,648
Property management expenses	3,400	2,257	9,286	6,441
Depreciation and amortization	21,100	15,309	59,051	45,288
Acquisition and integration costs	25,220	283	26,012	659
Impairment	1,276	7,352	10,994	30,686
Mortgage loan servicing costs	479	802	1,153	9,672
Interest expense	20,142	14,240	52,543	44,965
Share-based compensation	1,200	358	1,880	2,824
General and administrative	3,483	3,452	8,633	8,656
Management fees to AAMC	3,648	4,129	11,135	13,377
Total expenses	97,217	63,418	226,059	211,216
Net gain (loss) on real estate and mortgage loans	1,177	—	(763)	—
Operating loss	(47,727)	(39,753)	(97,838)	(144,803)
Casualty (losses) loss reversals, net	(461)	(6,021)	59	(6,021)
Insurance recoveries	133	2,886	248	2,886
Other income	128	—	918	—
Loss before income taxes	(47,927)	(42,888)	(96,613)	(147,938)
Income tax expense	6	28	6	42
Net loss	$(47,933)	$(42,916)	$(96,619)	$(147,980)

Loss per share of common stock - basic:
Loss per basic share	$(0.89)	$(0.80)	$(1.81)	$(2.77)
Weighted average common stock outstanding - basic	53,601,208	53,408,288	53,525,792	53,508,881
Loss per share of common stock - diluted:
Loss per diluted share	$(0.89)	$(0.80)	$(1.81)	$(2.77)
Weighted average common stock outstanding - diluted	53,601,208	53,408,288	53,525,792	53,508,881

Dividends declared per common share	$0.15	$0.15	$0.45	$0.45

Front Yard Residential Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets:
Real estate held for use:
Land	$396,938	$322,062
Rental residential properties	1,668,543	1,381,110
Real estate owned	62,379	64,036
Total real estate held for use	2,127,860	1,767,208
Less: accumulated depreciation	(122,386)	(73,655)
Total real estate held for use, net	2,005,474	1,693,553
Real estate assets held for sale	126,757	75,718
Mortgage loans at fair value	7,675	11,477
Cash and cash equivalents	72,374	113,666
Restricted cash	43,012	47,822
Accounts receivable, net	15,457	19,555
Goodwill	13,376	—
Prepaid expenses and other assets	24,694	12,758
Total assets	$2,308,819	$1,974,549

Liabilities:
Repurchase and loan agreements	$1,696,931	$1,270,157
Accounts payable and accrued liabilities	82,606	55,639
Payable to AAMC	4,006	4,151
Total liabilities	1,783,543	1,329,947

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,630,204 shares issued and outstanding as of September 30, 2018 and 53,447,950 shares issued and outstanding as of December 31, 2017	536	534
Additional paid-in capital	1,182,988	1,181,327
Accumulated deficit	(658,248)	(537,259)
Total equity	525,276	644,602
Total liabilities and equity	$2,308,819	$1,974,549

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Stabilized Rental Net Operating Income (“Stabilized Rental NOI”), Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Net Operating Income Margin (“Stabilized Rental Core NOI Margin”), which exclude certain items from Front Yard’s results under U.S. generally accepted accounting principles (“GAAP”). These metrics are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to FFO, Core FFO, Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin for the periods presented:

FFO and Core FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited.

Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition and integration costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives; and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited.

Although management believes that FFO and Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or Core FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO or may utilize metrics other than or in addition to Core FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to FFO and Core FFO:

Three months ended September 30, 2018
GAAP net loss	$(47,933)

Adjustments to determine FFO:
Depreciation and amortization	21,100
Impairment	1,276
Net gain on real estate and mortgage loans	(1,177)
FFO	(26,734)

Adjustments to determine Core FFO:
Acquisition and integration costs	25,220
Non-cash interest expense	1,638
Share-based compensation	1,200
Other adjustments	1,158
Core FFO	$2,482

Weighted average common stock outstanding - basic and diluted	53,601,208
FFO per share - basic and diluted	$(0.50)
Core FFO per share - basic and diluted	$0.05

Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are identified for sale.

Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues. We define Stabilized Rental Core NOI Margin as Stabilized Rental NOI divided by core rental revenues from Stabilized Rentals, which are rental revenues less tenant charge-back revenues attributable to our Stabilized Rentals.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. In addition, Stabilized Rental Core NOI Margin removes the impact of tenant charge-backs that are included in both revenues and expenses and therefore have a no impact to our net results of operations. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI, Stabilized Rental NOI Margin or Stabilized Rental Core NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin:

Three months ended September 30, 2018
GAAP net loss	$(47,933)

Adjustments:
Rental revenues from non-stabilized properties	(1,622)
Net gain on real estate and mortgage loans	(1,177)
Operating expenses on non-stabilized properties	2,821
Depreciation and amortization	21,100
Acquisition and integration costs	25,220
Impairment	1,276
Mortgage loan servicing costs	479
Interest expense	20,142
Share-based compensation	1,200
General and administrative	3,483
Management fees to AAMC	3,648
Other expense	200
Income tax expense	6
Stabilized Rental NOI	$28,843

Rental revenues	$48,313
Less: rental revenues from non-stabilized properties	(1,622)
Rental revenues from Stabilized Rentals	46,691
Less: tenant charge-back revenues from Stabilized Rentals	(788)
Core rental revenues from Stabilized Rentals	$45,903

Stabilized Rental NOI Margin	62%
Stabilized Rental Core NOI Margin	63%